    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 5, 1996
                                                      REGISTRATION NO. 33-64739
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                        POST-EFFECTIVE AMENDMENT NO. 1

                              ON FORM S-4 TO
                            REGISTRATION STATEMENT

                               ON FORM S-1
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                           ALCO STANDARD CORPORATION

                               ----------------

          OHIO                                               23-0334400
     (STATE OR OTHER                                      (I.R.S. EMPLOYER
     JURISDICTION OF                                     IDENTIFICATION NO.)
    INCORPORATION OR
      ORGANIZATION)
                                 P.O. BOX 834
                       VALLEY FORGE, PENNSYLVANIA 19482

                              (610) 296-8000

                          J. KENNETH CRONEY, ESQUIRE
                           ALCO STANDARD CORPORATION
                      VICE PRESIDENT AND GENERAL COUNSEL
                                 P.O. BOX 834
                       VALLEY FORGE, PENNSYLVANIA 19482
                                (610) 296-8000

                                  COPIES TO:
                           RHONDA R. COHEN, ESQUIRE
                       BALLARD SPAHR ANDREWS & INGERSOLL
                        51ST FLOOR, 1735 MARKET STREET
                          PHILADELPHIA, PA 19103-7599

                               ----------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the Post- Effective Amendment to the Registration Statement becomes effective.

                               ----------------

  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

  This Post-Effective Amendment on Form S-4 amends the registrant's Registration Statement No. 38-64739 on Form S-1, which was declared effective on December 13, 1995.

                               ----------------

  THE REGISTRANT HEREBY AMENDS THIS POST-EFFECTIVE AMENDMENT TO REGISTRATION STATEMENT NO. 33-64739 ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS POST-EFFECTIVE AMENDMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS POST-EFFECTIVE AMENDMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                           ALCO STANDARD CORPORATION

  Cross-Reference Sheet showing the location in the Prospectus of information required to be included in the Prospectus pursuant to Item 501(b) of Regulation S-K.

 ITEM NUMBER AND CAPTION                          LOCATION IN PROSPECTUS
 -----------------------                          ----------------------
 A.  Information about the Transaction
      1. Forepart of Registration
          Statement and Outside Front
          Cover Page of Prospectus......   Facing page of Form S-4; This Cross-
                                            Reference Sheet; Outside Front Cover
                                            Page of Prospectus
      2. Inside Front and Outside Back
          Cover Pages of Prospectus.....   Available Information; The Company
      3. Risk Factors, Ratio of Earnings
          to Fixed Charges and Other
          Information...................   Outside Front Cover Page of
                                            Prospectus; Selected Financial Data

      4. Terms of the Transaction.......   Outside Front Cover Page of
                                            Prospectus; Securities Covered by
                                            this Prospectus; Plan of
                                            Distribution
      5. Pro Forma Financial
          Information...................                     *
      6. Material Contacts With the
          Company Being Acquired........                     *
      7. Additional Information Required
          For Reoffering by Persons and
          Parties Deemed To Be
          Underwriters..................                     *
      8. Interests of Named Experts and
          Counsel.......................   Experts; Legal Matters
      9. Disclosure of Commission
          Position on Indemnification
          for Securities Act
          Liabilities...................                     *
 B.  Information about the Registrant
     10. Information with Respect to S-3
          Registrants...................   The Company
     11. Incorporation of Certain
          Information by Reference......   The Company; Documents Incorporated by
                                            Reference
     12. Information With Respect to S-2
          or S-3 Registrants............                     *
     13. Incorporation of Certain
          Information by Reference......                     *
     14. Information With Respect to
          Registrants Other Than S-2 or
          S-3 Registrants...............                     *
     Information about the Company Being
 C.   Acquired
     15. Information With Respect to S-3
          Companies.....................                     *
     16. Information With Respect to S-2
          or S-3 Companies..............                     *
     17. Information With Respect to
          Companies Other Than S-2 or S-
          3 Companies...................                     *
 D.  Voting and Management Information
     18. Information if Proxies,
          Consents or Authorizations Are
          to Be Solicited...............                     *
     19. Information if Proxies,
          Consents or Authorizations Are
          Not To Be Solicited in or in
          an Exchange Offer.............                     *

--------
* Information in response to this Item is not included in the Prospectus since the Item is inapplicable or the answer thereto is in the negative.

PROSPECTUS                                                   January   , 1996


               [LOGO OF ALCO STANDARD CORPORATION APPEARS HERE]

                        10,000,000 SHARES COMMON STOCK
                                (NO PAR VALUE)

  This Prospectus relates to the offer and sale from time to time by Alco Standard Corporation ("Alco") or its subsidiaries of 10,000,000 shares of Alco's common stock, no par value (the "Common Stock"), in exchange for shares of capital stock of other companies, or in exchange for properties or other assets used in or related to the business of such companies. These shares will ordinarily represent consideration paid directly upon the acquisition of such companies, properties or other assets, but may also include shares to be delivered upon the exercise or satisfaction of conversion or purchase rights.

  Shares offered hereby may generally be resold by the persons acquiring them without further registration under the Securities Act of 1933. For further information on resales, see "RESALES" on page 3 of this Prospectus.

  The Common Stock is listed and traded on the New York, Philadelphia and Chicago Stock Exchanges under the symbol "ASN."

                               ----------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES COMMISSION  NOR  HAS  THE
   SECURITIES AND  EXCHANGE COMMISSION  OR ANY STATE  SECURITIES COMMISSION
    PASSED  UPON  THE  ACCURACY  OR   ADEQUACY  OF  THIS  PROSPECTUS.  ANY
     REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

  NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY ALCO. NEITHER THE PROSPECTUS NOR ANY PROSPECTUS SUPPLEMENT CONSTITUTES AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH OR INCORPORATED BY REFERENCE IN THE THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT OR IN THE AFFAIRS OF ALCO SINCE SUCH DATE.

                             AVAILABLE INFORMATION

  Alco is subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by Alco with the Commission can be inspected and copied at the offices of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20547 and at the following Regional Offices of the Commission: New York Regional Office, Room 1228, 75 Park Place, New York, New York 10007; and Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60621. Copies of such material can also be obtained from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such material can also be inspected at the New York, Philadelphia, and Chicago Stock Exchanges on which Alco's common stock is listed.

  Alco has filed with the Commission a Registration Statement on Form S-4 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933 with respect to the securities to which this Prospectus relates. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to Alco and such securities, reference is made to the Registration Statement, which may be examined or copied at the offices of the Commission. Statements contained in this Prospectus as to the contents of any contract or any other document filed, or incorporated by reference, as an exhibit to the Registration Statement, are qualified in all respects by such reference.

  This prospectus incorporates documents by reference which are not presented herein or delivered herewith. These documents are available upon request from Nancy Hicks, Corporate Affairs Department, Alco Standard Corporation, P.O. Box 834, Valley Forge, PA 19482, telephone number 610-296-8000.

                      DOCUMENTS INCORPORATED BY REFERENCE

  Alco's annual report on Form 10-K for the fiscal year ended September 30, 1995 is incorporated herein by reference.

  The description of Alco's common stock contained in a registration statement filed under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description, is incorporated herein by reference. Alco's registration statement on Form 8-A, relating to Alco's common stock purchase rights, is also incorporated herein by reference.

  All documents filed by Alco pursuant to Sections 13(a), 13(c), 14, or 15(d) of the 1934 Act subsequent to the date of this Prospectus and prior to the termination of the offering of the common stock shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. This Prospectus does not contain all information set forth in the Registration Statement and exhibits thereto which Alco has filed with the Commission and to which reference is made hereby.

  Alco will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above which have been incorporated in this Prospectus by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to: Corporate Affairs Department, Alco Standard Corporation, P.O. Box 834, Valley Forge, Pennsylvania 19482 (telephone number: (610) 296-8000).

                     SECURITIES COVERED BY THIS PROSPECTUS

  The shares of Common Stock covered by this Prospectus are available for use in future acquisitions of other companies, or in exchange for properties or other assets used in or related to the business of such companies. The companies, properties or other assets to be acquired may be similar or dissimilar to Alco's present activities. The consideration offered by Alco in such acquisitions, in addition to the shares of Common Stock offered hereby, may include cash, debt or other securities (which may be convertible into shares of Common Stock covered by this Prospectus), or assumption by Alco of liabilities of the business being acquired, or a combination thereof. It is contemplated that the terms of acquisitions will be determined by negotiations between Alco and the owners of the companies, properties or assets to be acquired, taking into account the quality of management, past and potential earning power and growth, and other relevant factors. It is anticipated that shares of Common Stock issued in acquisitions will be valued at a price reasonably related to the market value of the Common Stock either at the time the terms of the acquisition are tentatively agreed upon or at or about the time or times of delivery of the shares.

                              PLAN OF DISTRIBUTION

  Shares of Common Stock will be offered in connection with Alco's or a subsidiary's acquisition of other companies, properties or other assets from time to time as described above. A maximum of 10,000,000 shares of Common Stock may be sold pursuant to this Prospectus. These shares will ordinarily represent consideration paid directly upon the acquisition of such companies, properties or other assets, but may also include shares to be delivered upon the exercise or satisfaction of conversion or purchase rights which are created in connection with acquisitions or which were previously created or assumed by the businesses whose companies, properties or assets were acquired.

                                    RESALES

  Shares offered hereby may generally be resold by the persons acquiring them without further registration under the Securities Act of 1933 (the "Act"), in accordance with the following provisions:

  Any person receiving shares offered hereby who is an "affiliate" of Alco may be subject to certain limitations on resale. An "affiliate" is a person who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with Alco. In the absence of a special relationship between Alco and a person who receives shares from Alco in an acquisition transaction (such as election of such person to Alco's board of directors or ownership by such person of a significant percentage of Alco's outstanding common stock), such a person generally would not be considered an "affiliate" of Alco within the meaning of the Act. Therefore, the limitations on resale applicable to affiliates would not apply to such person.

  Any person receiving shares offered hereby who is an "underwriter" of Alco may also be subject to certain limitations upon resale. An "underwriter" includes a person who purchases Alco shares with a view to the distribution of such shares. Although an "underwriter" may otherwise be subject to certain resale limitations, if such person complies with the safe harbor provisions of Rule 145(d), he or she may freely resell shares so long as certain conditions are met. For example, a person who receives common shares from Alco in a typical acquisition transaction is deemed to be an "underwriter" as defined by the Act, but such person is generally free to sell such shares at any time by complying with Rule 145(d), which requires that the amount of common shares which may be sold by such person in any three-month period may not exceed the greater of (i) 1% of the Alco common shares outstanding as shown by the most recent report or statement published by Alco, or (ii) the average weekly trading volume in Alco common shares reported on the Composite Tape during the four calendar weeks preceding the order to sell. Such sales must also be made in "brokers' transactions," which are ordinary sales through a broker acting as agent without special commission arrangements or selling efforts.

  In order for any affiliate (or any underwriter not protected by Rule 145(d)) to resell shares offered hereby, Alco would have to agree 1) to provide an opinion to the effect that an exemption applies to such resale, 2) to amend the registration statement of which this prospectus is a part to permit such resales, or 3) to file a new registration statement which includes the shares proposed to be resold. Unless a written agreement obligates Alco to do so, there is no assurance that Alco will agree to provide such opinion, amendment or registration.

                                USE OF PROCEEDS

  The proceeds of the sale of shares offered hereby, to the extent such proceeds consist of the properties or assets of acquired companies, will be added to the assets of Alco or a subsidiary. Cash proceeds, if any, will be added to the general funds of Alco or a subsidiary and may be used for general corporate purposes, including capital expenditures and working capital requirements.

                                  THE COMPANY

  Alco is a marketing, distribution and services company with operations in two primary businesses: Alco Office Products ("AOP") and Unisource Worldwide, Inc. ("Unisource"). The address of Alco's principal executive offices is P.O. Box 834, Valley Forge, Pennsylvania 19482, telephone number (610) 296-8000.

  AOP is the largest independent copier distribution network in North America and the United Kingdom, with a growing presence in Europe. AOP sells, rents and leases copiers, fax machines and other automated office equipment. AOP also provides equipment services and supplies, reprographic facilities management and specialized document copying services. Through its captive leasing company, AOP finances equipment leases for customers of AOP companies throughout the United States, Canada and the United Kingdom.

  Unisource is North America's largest marketer and distributor of paper and imaging products and supply systems, which includes disposable paper and plastic products, packaging systems and maintenance supplies. Unisource has facilities in every major metropolitan market in the United States, in every province of Canada and in Mexico. Unisource focuses on five market segments: commercial printing, business imaging, general manufacturing, food processing and retail grocery.

  Alco is managed as the "The Corporate Partnership." Under this entrepreneurial philosophy, field executives maintain a high degree of operating autonomy over issues that affect the company's ability to serve customers, while financial and administrative support are provided on a centralized basis.

                ALCO STANDARD CORPORATION AND SUBSIDIARIES

                         SELECTED FINANCIAL DATA

  The following annual data has been derived from financial statements audited by Ernst & Young LLP, independent auditors. Consolidated balance sheets at September 30, 1995 and September 30, 1994 and the related consolidated statements of income, cash flows and changes in shareholders' equity for each of the three fiscal years in the period ended September 30, 1995, and the related auditor's report, appear in the Company's 1995 Annual Report to Shareholders, portions of which are incorporated by reference in the Company's Annual Report on Form 10-K for the year ended September 30, 1995. The information set forth below should be read in conjunction with the financial statements and discussion included in the Form 10-K incorporated by reference in the accompanying Prospectus.

                                     FISCAL YEAR ENDED SEPTEMBER 30,
                          ---------------------------------------------------------------
                             1995        1994          1993           1992        1991
                          ----------  ----------    ----------     ----------  ----------
                                 (IN THOUSANDS, EXCEPT PER SHARE DATA AND RATIOS)
INCOME STATEMENT DATA:
REVENUES:
Net Sales...............  $9,794,186  $7,925,784    $6,387,078     $4,882,908  $4,481,324
Dividends, Interest and
 Other Income...........       4,621       3,537         6,332          3,292       6,088
Finance Subsidiaries....      93,019      66,731        51,149         38,936      28,565
                          ----------  ----------    ----------     ----------  ----------
                           9,891,826   7,996,052     6,444,559      4,925,136   4,515,977
                          ----------  ----------    ----------     ----------  ----------
COSTS AND EXPENSES:
Cost of Goods Sold......   7,326,721   5,884,819     4,799,757      3,638,494   3,390,246
Selling and
 Administrative.........   2,109,148   1,765,483     1,378,814      1,069,602     946,756
Interest................      55,838      43,802        40,189         31,680      37,426
Finance Subsidiaries
 Interest...............      40,216      27,978        23,662         19,523      15,747
                          ----------  ----------    ----------     ----------  ----------
                           9,531,923   7,722,082     6,242,422      4,759,299   4,390,175
                          ----------  ----------    ----------     ----------  ----------
Restructuring Costs.....                              (175,000)
Loss from Unconsolidated
 Affiliate..............                (117,158)       (2,538)
Investment Gain, Net....                                                6,683
                          ----------  ----------    ----------     ----------  ----------
Income From Continuing
 Operations Before
 Taxes..................     359,903     156,812        24,599        172,520     125,802
Taxes on Income.........     140,630      86,203        16,984         68,303      49,160
                          ----------  ----------    ----------     ----------  ----------
Income From Continuing
 Operations.............     219,273      70,609         7,615        104,217      76,642
Income (Loss) From
 Discontinued
 Operations, Net of
 Income Taxes...........     (16,541)                   (7,515)        (8,455)     40,939
                          ----------  ----------    ----------     ----------  ----------
Net Income..............     202,732      70,609(1)        100 (2)     95,762     117,581
                          ----------  ----------    ----------     ----------  ----------
Preferred Dividends.....      15,209      11,572         9,571
                          ----------  ----------    ----------     ----------  ----------
Net Income (Loss)
 Available to Common
 Shareholders...........  $  187,523  $   59,037(1) $   (9,471)(2) $   95,762  $  117,581
                          ==========  ==========    ==========     ==========  ==========
EARNINGS (LOSS) PER
 SHARE(5):
Continuing Operations...  $     1.81  $     0.55(1) $     (.02)(2) $     1.11  $     0.85
Discontinued
 Operations.............        (.14)                     (.08)         (0.09)       0.45
                          ----------  ----------    ----------     ----------  ----------
                          $     1.67  $     0.55    $     (.10)    $     1.02  $     1.30
                          ==========  ==========    ==========     ==========  ==========
Dividends Per Share(5)..  $     0.52  $     0.50    $     0.48     $     0.46  $     0.44
BALANCE SHEET DATA (AT
 PERIOD END):
Working Capital.........  $  770,490  $  653,546    $  556,551     $  496,037  $  515,956
Total Assets............   4,737,575   3,502,258     3,348,890      2,444,761   2,020,571
Total Debt, Excluding
 Finance Subsidiaries...     632,465     445,069       794,318        481,686     304,245
Total Debt of Finance
 Subsidiaries...........     817,585     464,882       413,092        300,509     220,666
                          ----------  ----------    ----------     ----------  ----------
 Total Debt.............   1,450,050     909,951     1,207,410        782,195     524,911
Shareholders' Equity....   1,868,537   1,367,144     1,020,616        860,363     821,195
RATIO OF EARNINGS TO
 COMBINED FIXED
 CHARGES:(3)
Including Captive
 Finance Subsidiaries ..         3.8         3.7           1.3(4)         3.5         2.8
Excluding Captive
 Finance Subsidiaries ..         4.7         4.4           1.4(4)         4.2         3.3

-------

(1) Includes a pretax charge of $115 million ($95 million net of taxes or $0.88 per share for the fiscal year) for the sale of the Company's investment in IMM Office Systems GmbH, a European distributor of office products.

(2) Includes a pretax charge of $175 million ($113 million net of taxes or $1.19 per share) for Unisource restructuring costs.

(3) For purposes of calculating this ratio, earnings consist of income from continuing operations before provisions for income taxes and excluding the loss from unconsolidated affiliate, plus fixed charges. Fixed charges include interest expense on indebtedness and an estimate of the interest component of rental expense. The first ratio gives effect to the consolidation of the captive finance subsidiaries of Alco Office Products. The second ratio excludes the income from continuing operations before provision for income taxes and the fixed charges attributable to those captive finance subsidiaries.

(4) The 1993 ratios include the Unisource $175 million ($113 million net of taxes) restructuring charge; if the restructuring charge were excluded for 1993, the ratios would be 3.3 (including captive finance subsidiaries) and
    4.2 (excluding captive finance subsidiaries).

(5) Adjusted to give retroactive effect to a two-for-one stock split effected on November 9, 1995.

                DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

  Alco is currently authorized to issue 150,000,000 shares of common stock and 2,135,878 shares of serial preferred stock. Both classes are without par value. On January 25, 1996, Alco's shareholders will vote on a proposal to increase the authorized number of common shares from 150,000,000 to 300,000,000. The common stock is subject to the express terms of the serial preferred stock. Two series of serial preferred stock are outstanding, and additional series may be authorized by the board of directors.

DIVIDEND RIGHTS

  Common Stock. Dividends and other distributions of assets may be made with respect to the common stock from time to time by the board of directors within the limits and from the sources permitted by law after payment or provision for payment of all accrued and unpaid dividends (which are cumulative) on the serial preferred stock, so long as there is no default in any sinking fund provisions for the serial preferred stock.

  Preferred Stock. The serial preferred stock is entitled to payment of annual per share dividends as follows: Series AA, $237.50 ($2.375 per Depositary Share) through January 2, 1996 and $325.00 ($3.25 per Depositary Share) thereafter; and Series BB, $504.00 ($5.04 per Depositary Share).

  So long as any shares of serial preferred stock are outstanding, The Company may not (a) declare or pay any dividends (other than dividends payable in common stock or other shares of Alco ranking junior to the serial preferred stock) to holders of common stock or shares of Alco of any other class ranking on a parity with or junior to the serial preferred stock, or (b) make any distributions of assets (directly or indirectly, by purchase, redemption or otherwise) to the holders of common stock or shares of Alco of any other class ranking on a parity with or junior to the serial preferred stock (except in the case of shares purchases in compromise of claims, or to prevent loss on doubtful debts and except in the case of shares purchases out of the proceeds of the sale of common stock or other shares ranking junior to the serial preferred stock received by Alco, subsequent to January 1, 1968):

    (a) Unless all accrued and unpaid dividends on shares of serial preferred stock, including the full dividends for the ten quarterly dividend period, shall have been paid or declared and funds sufficient for payment thereof set apart; and

    (b) Unless there shall be no arrearages with respect to redemption of shares of serial preferred stock from any sinking fund provided therefor.

  No dividends may be paid upon or declared or set apart for any of the serial preferred stock for any quarterly dividend period unless at the same time a like proportionate dividend for the same quarterly dividend period, ratably in proportion to the respective annual dividend rates fixed therefor, shall be paid upon or declared or set apart for all serial preferred stock of all series then issued and outstanding and entitled to receive such dividend.

PREEMPTIVE RIGHTS

  Common Stock. The holders of common stock do not have any preemptive right to purchase or have offered to them for purchase any shares or other securities of Alco.

  Preferred Stock. The only preemptive right of holders of serial preferred stock is to participate in certain distributions, if any were to be made by Alco, to holders of common stock of options or rights to acquire common stock, or of evidences of Alco's debt or assets (other than cash).

PREFERRED SHARE PURCHASE RIGHTS

  In February 1988, Alco declared and paid a dividend distribution of one right for each outstanding share of common stock. The Rights become exercisable ten days (or such later date, not beyond thirty days, as is fixed by the Board of Directors) after the earlier of: (a) public announcement that an individual or group has acquired or obtained the right to acquire 20% or more of Alco's common stock or (b) an individual or group commences or announces an intention to commence a tender or exchange offer that could result in the acquisition of 30% or more of such securities (the "Separation Date"). When exercisable, each Right entitles the holder to purchase one one-hundredth of a share of Alco's Series 12 preferred stock for $75 (the "Exercise Price"), subject to adjustment. Further, if any person or group owning 20% or more of Alco's outstanding common stock
(a) engages in certain self-dealing practices with Alco, or (b) causes Alco to forgo or reduce quarterly dividends or take an action which would result in a more than 2% increase in the other entity's proportionate share of Alco's outstanding shares; or if any person or group acquires 30% or more of Alco's outstanding stock, each Right would entitle the holder thereof to acquire for the Exercise Price shares of common stock having a market value equal to twice the Right's exercise price.

  If Alco were acquired in a merger or other business combination, or if more than 50% of its earning power or assets were sold in one transaction or a series of transactions, each Right would entitle the holder thereof to purchase shares of the acquiring company's common stock having a market value equal to twice the Right's exercise price. The Rights that are or were held by a person or group owning 20% or more of Alco's outstanding voting securities become void if such person or group engages in an event which entitles holders of the Rights to purchase common stock or common stock of the acquiring company having a market value equal to twice the Right's exercise price.

  The Rights, which expire on February 10, 1998, are non-voting and may be redeemed by Alco at a price of $.05 per Right any time prior to ten days after public announcement that a person has acquired 20% or more of Alco's outstanding voting securities. Until the Separation Date, the Rights are transferable with and only with the common stock.

VOTING RIGHTS

  Common Stock. Subject to certain voting rights of holders of the serial preferred stock to vote in certain circumstances and with respect to certain matters as a class, the holders of the common stock currently have full voting rights upon all matters presented for shareholder action. Shareholders do not have the right to cumulate votes in electing directors.

  Preferred Stock. The holders of serial preferred stock are entitled to one vote per share, and except as otherwise provided by specific provisions of Alco's Articles of Incorporation or by Ohio law, to vote on all matters together with the holders of common stock as one class. The holders of serial preferred stock are not entitled to cumulate votes in electing directors. The Articles of Incorporation of Alco provide that in the event of default in the payment, in whole or in part, of six quarterly dividends on the serial preferred stock, whether or not consecutive, the holders of shares of serial preferred stock will be entitled to elect two directors, to serve in addition to the directors otherwise elected. Such right to elect additional directors is in lieu of all other rights of the holders of the serial preferred stock to vote for directors, and will remain in effect until no quarterly dividend is in default. It is also provided that the vote or the written consent of at least two-thirds of the outstanding shares of serial preferred stock voting as a class is necessary to effect (i) any amendment, alteration or repeal of any of the provisions of the Articles of Incorporation or the Code of Regulations of Alco which affects the voting powers, rights or preferences of the holders of the serial preferred stock, (ii) the authorization or issue of any stock, or any security convertible into any stock, ranking prior to the serial preferred stock, (iii) the purchase or redemption of less than all the serial preferred stock then outstanding (except in accordance with a stock purchase offer made to all holders of serial preferred stock) when any dividends or sinking fund obligations on the serial preferred stock are in arrears, or (iv) the sale, lease or conveyance by Alco of all or substantially all of its property or business, its voluntary liquidation or dissolution, or its consolidation with or merger into any other corporation, unless the resulting corporation will have no shares authorized or outstanding ranking prior to or on a parity with the serial preferred stock except the same number with the same rights and preferences as those of Alco authorized and outstanding immediately preceding such consolidation or merger, and unless each holder of serial preferred stock immediately prior thereto receives the same number of shares, with the same rights and preferences, of the resulting corporation. It is further provided that the vote or written consent of two-thirds of the holders of shares of any series is necessary to amend the Articles of Incorporation or Code of Regulations of the Alco in such a way as to affect adversely and particularly the preferences, rights, powers or privileges of such series. No such vote or consent is required if provision has been made for the redemption of all of the serial preferred stock or any series thereof.

  In addition, Alco may not create additional classes of stock, increase the authorized number of shares of serial preferred stock or issue series of preferred stock ranking on a parity with the serial preferred stock with respect, in each case, to the payment of dividends and amounts upon liquidation, dissolution and winding up without the vote or written consent of at least a majority of the outstanding shares of preferred stock voting as a class.

REDEMPTION PROVISIONS AND SINKING FUND

  Common Stock. The common stock is not redeemable.

  Preferred Stock. The directors are empowered to determine any redemption rights and price of each series of the serial preferred stock. The Series AA preferred stock and the depositary shares representing such stock are not redeemable prior to January 9, 1996. On and after January 9, 1996 and until January 9, 2000, the Series AA preferred stock will be redeemable, in whole or in part, at the option of Alco, for such number of shares of common stock as are issuable at a conversion price of $22.32 per share of common stock (equivalent to an approximate conversion rate of 2.2402 shares of common stock for each depositary share), subject to adjustment in certain circumstances. Alco may exercise this option only if for 20 trading days within any period of 30 consecutive days, including the last trading day of such 30 trading day period, the closing price of the Common Stock on the New York Stock Exchange ("NYSE") exceeds $29.02, subject to adjustment in certain circumstances. Subject to the market price of the common stock, Alco intends to exercise its option to redeem all of the Series AA preferred stock as soon as practicable after January 9, 1996. On and after January 9, 2000 (if the option to redeem is not previously exercised by Alco), the Series AA preferred stock will be redeemable, in whole or in part at the option of Alco, for cash at a redemption price equivalent to $50.00 per depositary share, plus accrued and unpaid dividends. The Series AA preferred stock is not entitled to the benefit of any sinking fund.

  The Series BB preferred stock and the depositary shares representing such stock are not redeemable.

CONVERSION RIGHTS

  Common Stock. The common stock is not convertible into any other security.

  Preferred Stock. The directors are empowered to determine whether the shares of any series of the serial preferred stock will be convertible into common stock, and, if so, the conversion price or prices and the other terms or provisions of such rights. Each outstanding depositary share of Series AA preferred stock is convertible at any time prior to the close of business on the redemption date thereof at a conversion price of $22.32 per share of common stock ( equivalent to an approximate conversion rate of 2.2402 shares of common stock per depositary share). Series BB preferred shares are convertible at the option of the holder at a rate of 163.93 shares of common stock per share (1.6393 of a share of common stock per depositary share) until October 1, 1998, at which time each share will automatically convert to a number of shares of common stock determined by an exchange rate which will vary based on the market price of the common stock at that time, and which will range from 1.6393 to 2.0 shares of common stock per depositary share. The conversion rights with respect to serial preferred stock are subject to proportionate adjustment if Alco combines or splits the outstanding shares of common stock or pays a dividend in common stock. Shares of common stock issuable upon the exercise of outstanding stock options are similarly subject to proportionate adjustment in such events. Shares of serial preferred stock which have been converted must be retired and may not be reissued.

LIQUIDATION RIGHTS

  Common Stock. The holders of common stock are entitled pro rata to the assets of Alco in the event of voluntary or involuntary liquidation, subject to the rights of creditors and the rights of the holders of the serial preferred stock to receive certain per share amounts plus accrued unpaid dividends.

  Preferred Stock. In the event of voluntary or involuntary liquidation, the holders of preferred stock are entitled to receive the following per share amounts plus accrued unpaid dividends: Series AA, $5,000.00 ($50 per depositary share; and Series BB, $7,737.50 ($77.375 per depositary share). The serial preferred stock has priority over the common stock on any liquidation, dissolution or winding up to the extent of the liquidation price plus any accrued unpaid dividends. The directors have authority in establishing any series to determine the liquidation price for each series in the event of any liquidation, dissolution or winding up.

LIABILITY FOR ASSESSMENT

  Outstanding shares of the common and serial preferred stock are fully paid and non-assessable.

                                LEGAL OPINIONS

  The validity of the issuance of the shares of common stock offered hereby is being passed upon for Alco by Ballard Spahr Andrews & Ingersoll, Philadelphia, Pennsylvania.

                                    EXPERTS

  The consolidated financial statements of Alco Standard Corporation incorporated by reference in Alco Standard's Annual Report (Form 10-K) for the year ended September 30, 1995, and the related financial statement schedule included therein, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated therein by reference and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  The Ohio General Corporation Law provides that a corporation shall indemnify persons who incur certain liabilities or expenses in the successful defense of a suit or a proceeding brought by reason of the fact that such persons are or were directors or officers of the corporation. Pursuant to Ohio law, Alco has adopted, as part of its Code of Regulations, provisions whereby Alco shall indemnify such persons against expenses (including attorneys' fees) reasonably incurred in connection with the successful defense of such actions.

  If unsuccessful in defense of a third-party civil suit or a criminal suit, or if such a suit is settled, such a person shall be indemnified under the Code of Regulations against both (1) expenses (including attorneys' fees) and
(2) judgments, fines and amounts paid in settlement if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of Alco, and with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

  If unsuccessful in defense of a suit brought by or in the right of Alco, or if such suit is settled, such a person shall be indemnified under such law only against expenses (including attorneys' fees) incurred in the defense or settlement of such suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of Alco except that if such a person is adjudged to be liable in such a suit for negligence or misconduct in the performance of his duty to Alco, he cannot be indemnified unless specific court approval is obtained.

  Alco has purchased liability insurance policies covering its directors and officers to provide protection where Alco cannot legally indemnify a director or officer and where a claim arises under the Employee Retirement Income Security Act of 1974 against a director or officer based upon an alleged breach of fiduciary duty or other wrongful act.

ITEM 21. EXHIBITS

 EXHIBIT
 NUMBER                          DESCRIPTION OF EXHIBIT
 -------                         ----------------------
  3.1    Amended and Restated Articles of Incorporation of Alco Standard
         Corporation ("Alco"), filed as Exhibit 3.1 to Alco's 1995 Form 10-K, is incorporated herein by reference.
  3.2    Code of Regulations of Alco, as amended February 9, 1982, filed as
         Exhibit 3(b) to Alco's 1982 Form 10-K, is incorporated herein by reference.
  4.1    1993 Credit Agreement, dated as of September 30, 1993, among Alco,
         Alco Office Products (U.K.) and various institutional lenders, filed as Exhibit 4.1 to Alco's 1993 Form 10-K, is incorporated herein by reference.
  4.2    Revolving Credit and Acceptance Agreement, dated as of April 21, 1993, among Alco, Unisource Canada Inc. and The Toronto Dominion Bank, filed as Exhibit 4.2 to Alco's 1993 Form 10-K, is incorporated herein by reference. Amendment No. I to Revolving Credit and Acceptance
         Agreement, filed as Exhibit 4.2 to Alco's 1994 Form 10-K, is incorporated herein by reference.
  4.3    Credit Agreement, dated December 1, 1994, among Alco and various institutional lenders, filed as Exhibit 4.8 to Alco's Registration
         Statement No. 33-56437, is incorporated herein by reference. Amendment
         No. 1 dated February 1, 1995, filed as Exhibit 4.3 to Alco's 1995 Form
         10-K, is incorporated herein by reference.
  4.4    Receivables Purchase Agreement and Guarantee between PCA Paper
         Acquisition Inc., Stars Trust, Alco and Bank of Montreal, filed as
         Exhibit 4.4 to Alco's 1992 Form 10-K, is incorporated herein by reference. Amendment dated September 30, 1994 to Receivables Purchase
         Agreement, filed as Exhibit 4.4 to Alco's 1994 Form 10-K, is incorporated herein by reference.

 EXHIBIT
 NUMBER                          DESCRIPTION OF EXHIBIT
 -------                         ----------------------
  4.5    Credit Agreement dated as of October 13, 1995 among Alco Office
         Systems Canada, Inc., Deutsche Bank Canada, Chemical Bank of Canada
         and Royal Bank of Canada, filed as Exhibit 4.5 to Alco's 1995 Form 10-
         K, is incorporated herein by reference.
  4.6    Participation Agreement dated as of November 8, 1994 among Unisource
         Worldwide, Inc. and AOP, Inc. as Lessees, Alco, as Guarantor, PPI SPV,
         L.P., as Lessor. Pitcairn SPV Inc., as General Partner of Lessor and
         Trust Company Bank, as Lender and Agent, filed as Exhibit 4.6 to
         Alco's 1995 Form 10-K, is incorporated herein by reference.
  4.7    Rights Agreement dated as of February 10, 1988 between Alco and
         National City Bank, filed on February 11, 1988 as Exhibit 1 to Alco's
         Registration Statement on Form 8-A, is incorporated herein by reference.
  4.9    Assumption Agreement and Amended and Restated Note Agreement dated as of May 13, 1994 between Alco and the Prudential Insurance Company of
         America, filed as Exhibit 4.5 to Alco's 1994 Form 10-K, is incorporated herein by reference. Amendment No. 1 dated September 30,
         1995, filed as Exhibit 4.8 to Alco's 1995 Form 10-K, is incorporated herein by reference.
  4.9    Note Purchase Agreement between Alco and various purchasers dated July
         15, 1995 for $55 million in 7.15% Notes due November 15, 2005, filed as Exhibit 4.9 to Alco's 1995 Form 10-K, is incorporated herein by reference.
  4.10   Pursuant to Regulation S-K item 601(b)(iii), Alco agrees to furnish to the Commission, upon request, a copy of other instruments defining the rights of holders of long-term debt of Alco and its subsidiaries.
  5      Opinion of Ballard Spahr Andrews & Ingersoll with respect to the legality of the securities being registered.*
  7      Opinion of Ballard Spahr Andrews & Ingersoll with respect to the liquidation preference of preferred stock.*
 10.1    Note Purchase Agreement, dated as of June 15, 1986 between Alco and certain institutional investors, filed as Exhibit 4.2 to Alco's
         Current Report, dated July 1, 1988, on Form 8-K, is incorporated herein by reference.
 10.2    Alco Standard Corporation Long Term Incentive Compensation Plan, as
         amended.
 10.3    Alco Standard Corporation Annual Bonus Plan, filed as Exhibit 10.3 to
         Alco's 1994 Form 10-K, is incorporated herein by reference.
 10.4    Alco Standard Corporation Partners' Stock Purchase Plan, filed as
         Exhibit 10.4 to Alco's 1994 Form 10-K, is incorporated herein by reference.
 10.5    Alco Standard Corporation 1981 Stock Option Plan, filed as Exhibit
         10.5 to Alco's 1992 Form 10-K, is incorporated herein by reference.
 10.6    Alco Standard Corporation Amended and Restated 1986 Stock Option Plan,
         filed as Exhibit 10.6 to Alco's 1995 Form 10-K, is incorporated herein by reference.
 10.7    Alco Standard Corporation 1989 Directors' Stock Option Plan, filed as
         Exhibit 10.3 to Alco's 1992 Form 10-K, is incorporated herein by reference.
 10.8    Alco Standard Corporation 1993 Directors' Stock Option Plan, filed as
         Exhibit 10.7 to Alco's 1993 Form 10-K, is incorporated herein by reference.
 10.9    Alco Standard Corporation 1995 Stock Option Plan, filed as Exhibit 94 to Alco's Registration Statement No. 33-56469 on Form S-8, is
         incorporated herein by reference.
 10.10   Alco Standard Corporation 1980 Deferred Compensation Plan, filed as
         Exhibit 10.7 to Alco's 1992 Form 10-K, is incorporated herein by reference.

 EXHIBIT
 NUMBER                          DESCRIPTION OF EXHIBIT
 -------                         ----------------------
 10.11   Alco Standard Corporation 1985 Deferred Compensation Plan, filed as
         Exhibit 10.8 to Alco's 1992 Form 10-K, is incorporated herein by reference.
 10.12   Alco Standard Corporation 1991 Deferred Compensation Plan, filed as
         Exhibit 10.9 to Alco's 1992 Form 10-K, is incorporated herein by reference.
 10.13   Alco Standard Corporation Executive Deferred Compensation Plan.
 10.14   Alco Standard Corporation Amended and Restated 1994 Deferred
         Compensation Plan, filed as Exhibit 10.14 to Alco's 1995 Form 10-K, is incorporated herein by reference.
 10.15   Alco Standard Corporation Retirement Plan for Non-Employee Directors,
         filed as Exhibit 10.10 to Alco's 1992 Form 10-K, is incorporated herein by reference.
 10.16   Indenture, dated as of April 1, 1986 between Alco and the Chase
         Manhattan Bank, N.A., as Trustee, filed as Exhibit 4.1 to Alco's
         Registration Statement No. 30-4829, is incorporated herein by reference.
 10.17   Support Agreement dated as of June 1, 1994 between Alco and Alco
         Capital Resource, Inc. (Alco's leasing subsidiary), filed as Exhibit
         10.4 to Alco Capital Resource's Amended Registration Statement in Form
         10-12G/A dated May 27, 1994, is incorporated herein by reference.
 10.18   Maintenance Agreement, dated as of August 15, 1991 between Alco and
         Alco Capital Resource, Inc. (Alco's leasing subsidiary), filed as
         Exhibit 10.2 to Alco Capital Resource's Registration Statement on Form
         10 dated May 4, 1994, is incorporated herein by reference.
 10.19   Operating Agreement, dated as of August 15, 1991 between Alco and Alco
         Capital Resource, Inc. (Alco's leasing subsidiary), filed as Exhibit
         10.3 to Alco Capital Resource's Registration Statement on Form 10
         dated May 4, 1994, is incorporated herein by reference.
 10.20   Agreement effective January 1, 1994 between Unisource Worldwide, Inc.
         and Integrated Systems Solution Corporation, a subsidiary of IBM, portions of which contain confidential material, filed as Exhibit
         10.20 to Alco's 1994 Form 10-K/A filed on March 17, 1995, is incorporated herein by reference.
 10.21   Receivables Transfer Agreement dated as of September 23, 1994 Among
         Alco Capital Resource, Inc., Twin Towers, Inc. and Deutsche Bank AG,
         New York Branch, portions of which contain confidential material, filed as Exhibit 10.21 to Alco's 1994 Form 10-K/A filed on March 17,
         1995, is incorporated herein by reference.
 10.22   Distribution Agreement dated as of July 1, 1995 between Alco Capital
         Resource, Inc. and various distribution agents, filed as Exhibit 10.21 to Alco's 1995 Form 10-K, is incorporated herein by reference.
 10.23   Indenture dated as of July 1, 1994 between Alco Capital Resource, Inc.
         and Nations Bank, N.A., as Trustee, filed as Exhibit 4 to Alco Capital
         Resource's Registration Statement No. 33-53779, is incorporated herein by reference.
 10.24   Indenture dated as of July 1, 1995 between Alco Capital Resource, Inc.
         and Chemical Bank, N.A., as Trustee, filed as Exhibit 10.23 to Alco's
         1995 Form 10-K, is incorporated herein by reference.
 11      Statement re: Computation of earnings per share, filed as Exhibit 11 to Alco's 1995 Form 10-K, is incorporated herein by reference.
 21      Subsidiaries of Alco, filed as Exhibit 21 to Alco's 1995 Form 10-K, is incorporated herein by reference.
 23      Auditors' Consent.
 24      Powers of Attorney.*
 24.1    Certified resolution re: Powers of Attorney.


 27      Financial Data Schedule.*

--------
* Previously Filed

ITEM 22. UNDERTAKINGS

  The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

  Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Alco pursuant to Section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

  The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

  The registrant undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling persons in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS POST-EFFECTIVE AMENDMENT ON FORM S-4 TO REGISTRATION STATEMENT NO. 33-64739 ON FORM S-1 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN VALLEY FORGE, PENNSYLVANIA, ON THE DATES SET FORTH BELOW.

                                          Alco Standard Corporation

Date: January 5, 1996                     By:    /s/ Michael J. Dillon
                                              ----------------------------------
                                                    (MICHAEL J. DILLON)
                                                VICE PRESIDENT AND CONTROLLER
                                                (PRINCIPAL ACCOUNTING OFFICER)

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS POST-EFFECTIVE AMENDMENT ON FORM S-4 TO REGISTRATION STATEMENT NO. 33-64739 ON FORM S-1 HAS BEEN SIGNED BELOW ON JANUARY 5, 1996 BY THE FOLLOWING PERSONS ON BEHALF OF THE REGISTRANT AND IN THE CAPACITIES INDICATED.

              SIGNATURE                        TITLE                 DATE
              ---------                        -----                 ----

           *John E. Stuart             Chairman, President      January 5, 1996
-------------------------------------   and Chief Executive
          (JOHN E. STUART)              Officer (Principal
                                        Executive Officer)
                                        and a Director

        *James J. Forese                Executive Vice          January 5, 1996
-------------------------------------   President, Chief
       (JAMES J. FORESE)                Operating Officer,
                                        Acting Chief
                                        Financial Officer
                                        and a Director

      /s/ Michael J. Dillon             Vice President and      January 5, 1996
-------------------------------------    Controller
         (MICHAEL J. DILLON)             (Principal
                                         Accounting Officer)


            *Ray B. Mundt              Director                 January 5, 1996
-------------------------------------
           (RAY B. MUNDT)


        *J. Mahlon Buck, Jr.           Director                 January 5, 1996
-------------------------------------
        (J. MAHLON BUCK, JR.)


        *Paul J. Darling, II           Director                 January 5, 1996
-------------------------------------
        (PAUL J. DARLING, II)

              SIGNATURE                         TITLE                DATE
              ---------                         -----                ----

       *William F. Drake, Jr.           Director               January 5, 1996
-------------------------------------
       (WILLIAM F. DRAKE, JR.)


        *Frederick S. Hammer            Director               January 5, 1996
-------------------------------------
        (FREDERICK S. HAMMER)


     *Barbara Barnes Hauptfuhrer        Director               January 5, 1996
-------------------------------------
    (BARBARA BARNES HAUPTFUHRER)


            *Dana G. Mead               Director               January 5, 1996
-------------------------------------
           (DANA G. MEAD)


          *Paul C. O'Neill              Director               January 5, 1996
-------------------------------------
          (PAUL C. O'NEILL)


          *Rogelio G. Sada              Director               January 5, 1996
-------------------------------------
          (ROGELIO G. SADA)


         *James W. Stratton             Director               January 5, 1996
-------------------------------------
         (JAMES W. STRATTON)


* By his signature set forth below, Hugh G. Moulton, pursuant to duly executed Powers of Attorney duly filed with the Securities and Exchange Commission, has signed this Post-Effective Amendment on Form S-4 to Registration Statement No. 33-64739 on Form S-1 on behalf of the persons whose signatures are printed above, in the capacities set forth opposite their respective names.

       /s/ Hugh G. Moulton                                     January 5, 1996
-------------------------------------
          (HUGH G. MOULTON)

                               INDEX TO EXHIBITS

 EXHIBIT                                                                   PAGE
 NUMBER                       DESCRIPTION OF EXHIBIT                       NO.
 -------                      ----------------------                       ----
  3.1    Amended and Restated Articles of Incorporation of Alco Standard
         Corporation ("Alco"), filed as Exhibit 3.1 to Alco's 1995 Form
         10-K, is incorporated herein by reference.
  3.2    Code of Regulations of Alco, as amended February 9, 1982, filed as Exhibit 3(b) to Alco's 1982 Form 10-K, is incorporated
         herein by reference.
  4.1    1993 Credit Agreement, dated as of September 30, 1993, among
         Alco, Alco Office Products (U.K.) and various institutional lenders, filed as Exhibit 4.1 to Alco's 1993 Form 10-K, is incorporated herein by reference.
  4.2    Revolving Credit and Acceptance Agreement, dated as of April
         21, 1993, among Alco, Unisource Canada Inc. and The Toronto
         Dominion Bank, filed as Exhibit 4.2 to Alco's 1993 Form 10-K, is incorporated herein by reference. Amendment No. I to
         Revolving Credit and Acceptance Agreement, filed as Exhibit 4.2 to Alco's 1994 Form 10-K, is incorporated herein by reference.
  4.3    Credit Agreement, dated December 1, 1994, among Alco and
         various institutional lenders, filed as Exhibit 4.8 to Alco's
         Registration Statement No. 33-56437, is incorporated herein by reference. Amendment No. 1 dated February 1, 1995, filed as
         Exhibit 4.3 to Alco's 1995 Form 10-K, is incorporated herein by reference.
  4.4    Receivables Purchase Agreement and Guarantee between PCA Paper
         Acquisition Inc., Stars Trust, Alco and Bank of Montreal, filed as Exhibit 4.4 to Alco's 1992 Form 10-K, is incorporated herein by reference. Amendment dated September 30, 1994 to Receivables
         Purchase Agreement, filed as Exhibit 4.4 to Alco's 1994 Form
         10-K, is incorporated herein by reference.
  4.5    Credit Agreement dated as of October 13, 1995 among Alco Office
         Systems Canada, Inc., Deutsche Bank Canada, Chemical Bank of
         Canada and Royal Bank of Canada, filed as Exhibit 4.5 to Alco's
         1995 Form 10-K, is incorporated herein by reference.
  4.6    Participation Agreement dated as of November 8, 1994 among
         Unisource Worldwide, Inc. and AOP, Inc. as Lessees, Alco, as
         Guarantor, PPI SPV, L.P., as Lessor. Pitcairn SPV Inc., as
         General Partner of Lessor and Trust Company Bank, as Lender and
         Agent, filed as Exhibit 4.6 to Alco's 1995 Form 10-K, is
         incorporated herein by reference.
  4.7    Rights Agreement dated as of February 10, 1988 between Alco and
         National City Bank, filed on February 11, 1988 as Exhibit I to
         Alco's Registration Statement on Form 8-A, is incorporated herein by reference.
  4.9    Assumption Agreement and Amended and Restated Note Agreement
         dated as of May 13, 1994 between Alco and the Prudential
         Insurance Company of America, filed as Exhibit 4.5 to Alco's
         1994 10-K, is incorporated herein by reference. Amendment No. 1 dated September 30, 1995, filed as Exhibit 4.8 to Alco's 1995
         Form 10-K, is incorporated herein by reference.
  4.9    Note Purchase Agreement between Alco and various purchasers dated July 15, 1995 for $55 million in 7.15% Notes due November
         15, 2005, filed as Exhibit 4.9 to Alco's 1995 Form 10-K, is incorporated herein by reference.
  4.10   Pursuant to Regulation S-K item 601(b)(iii), Alco agrees to furnish to the Commission, upon request, a copy of other
         instruments defining the rights of holders of long-term debt of
         Alco and its subsidiaries.
  5      Opinion of Ballard Spahr Andrews & Ingersoll with respect to the legality of the securities being registered.*
  7      Opinion of Ballard Spahr Andrews & Ingersoll with respect to the liquidation preference of preferred stock.*

 EXHIBIT                                                                   PAGE
 NUMBER                       DESCRIPTION OF EXHIBIT                       NO.
 -------                      ----------------------                       ----
 10.1    Note Purchase Agreement, dated as of June 15, 1986 between Alco and certain institutional investors, filed as Exhibit 4.2 to
         Alco's Current Report, dated July 1, 1988, on Form 8-K, is incorporated herein by reference.
 10.2    Alco Standard Corporation Long Term Incentive Compensation
         Plan, as amended.
 10.3    Alco Standard Corporation Annual Bonus Plan, filed as Exhibit
         10.3 to Alco's 1994 Form
         10-K, is incorporated herein by reference.
 10.4    Alco Standard Corporation Partners' Stock Purchase Plan, filed as Exhibit 10.4 to Alco's 1994 Form 10-K, is incorporated
         herein by reference.
 10.5    Alco Standard Corporation 1981 Stock Option Plan, filed as
         Exhibit 10.5 to Alco's 1992 Form 10-K, is incorporated herein by reference.
 10.6    Alco Standard Corporation Amended and Restated 1986 Stock
         Option Plan, filed as Exhibit 10.6 to Alco's 1995 Form 10-K, is incorporated herein by reference.
 10.7    Alco Standard Corporation 1989 Directors' Stock Option Plan,
         filed as Exhibit 10.3 to Alco's 1992 Form 10-K, is incorporated herein by reference.
 10.8    Alco Standard Corporation 1993 Directors' Stock Option Plan,
         filed as Exhibit 10.7 to Alco's 1993 Form 10-K, is incorporated herein by reference.
 10.9    Alco Standard Corporation 1995 Stock Option Plan, filed as
         Exhibit 94 to Alco's Registration Statement No. 33-56469 on
         Form S-8, is incorporated herein by reference.
 10.10   Alco Standard Corporation 1980 Deferred Compensation Plan,
         filed as Exhibit 10.7 to Alco's 1992 Form 10-K, is incorporated herein by reference.
 10.11   Alco Standard Corporation 1985 Deferred Compensation Plan,
         filed as Exhibit 10.8 to Alco's 1992 Form 10-K, is incorporated herein by reference.
 10.12   Alco Standard Corporation 1991 Deferred Compensation Plan,
         filed as Exhibit 10.9 to Alco's 1992 Form 10-K, is incorporated herein by reference.
 10.13   Alco Standard Corporation Executive Deferred Compensation Plan.
 10.14   Alco Standard Corporation Amended and Restated 1994 Deferred
         Compensation Plan, filed as Exhibit 10.14 to Alco's 1995 Form
         10-K, is incorporated herein by reference.
 10.15   Alco Standard Corporation Retirement Plan for Non-Employee
         Directors, filed as Exhibit 10.10 to Alco's 1992 Form 10-K, is incorporated herein by reference.
 10.16   Indenture, dated as of April 1, 1986 between Alco and the Chase
         Manhattan Bank, N.A., as Trustee, filed as Exhibit 4.1 to
         Alco's Registration Statement No. 30-4829, is incorporated herein by reference.
 10.17   Support Agreement dated as of June 1, 1994 between Alco and
         Alco Capital Resource, Inc. (Alco's leasing subsidiary), filed as Exhibit 10.4 to Alco Capital Resource's Amended Registration
         Statement in Form 10- I 2G/A dated May 27, 1994, is
         incorporated herein by reference.
 10.18   Maintenance Agreement, dated as of August 15, 1991 between Alco and Alco Capital Resource, Inc. (Alco's leasing subsidiary), filed as Exhibit 10.2 to Alco Capital Resource's Registration
         Statement on Form 10 dated May 4, 1994, is incorporated herein by reference.
 10.19   Operating Agreement, dated as of August 15, 1991 between Alco and Alco Capital Resource, Inc. (Alco's leasing subsidiary), filed as Exhibit 10.3 to Alco Capital Resource's Registration
         Statement on Form 10 dated May 4, 1994, is incorporated herein by reference.
 10.20   Agreement effective January 1, 1994 between Unisource
         Worldwide, Inc. and Integrated Systems Solution Corporation, a
         subsidiary of IBM, portions of which contain confidential
         material, filed as Exhibit 10.20 to Alco's 1994 Form 10-K/A filed on March 17, 1995, is incorporated herein by reference.

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
 EXHIBIT                                                                  PAGE
 NUMBER                      DESCRIPTION OF EXHIBIT                       NO.
 -------                     ----------------------                       ----
 10.21   Receivables Transfer Agreement dated as of September 23, 1994
         Among Alco Capital Resource, Inc., Twin Towers, Inc. and
         Deutsche Bank AG, New York Branch, portions of which contain confidential material, filed as Exhibit 10.21 to Alco's 1994
         Form 10-K/A filed on March 17, 1995, is incorporated herein by reference.
 10.22   Distribution Agreement dated as of July 1, 1995 between Alco
         Capital Resource, Inc. and various distribution agents, filed as Exhibit 10.21 to Alco's 1995 Form 10-K, is incorporated herein by reference.
 10.23   Indenture dated as of July 1, 1994 between Alco Capital
         Resource, Inc. and Nations Bank, N.A., as Trustee, filed as
         Exhibit 4 to Alco Capital Resource's Registration Statement
         No. 33-53779, is incorporated herein by reference.
 10.24   Indenture dated as of July 1, 1995 between Alco Capital
         Resource, Inc. and Chemical Bank, N.A., as Trustee, filed as
         Exhibit 10.23 to Alco's 1995 Form 10-K, is incorporated herein by reference.
 11      Statement re: Computation of earnings per share, filed as
         Exhibit 11 to Alco's 1995 Form 10-K, is incorporated herein by reference.
 21      Subsidiaries of Alco, filed as Exhibit 21 to Alco's 1995 Form
         10-K, is incorporated herein by reference.
 23      Auditors' Consent.
 24      Powers of Attorney.*
 24.1    Certified resolution re: Powers of Attorney.
 27      Financial Data Schedule.*

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* Previously Filed